Exhibit 99.(h)(13)

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO TAIWAN ADDENDUM TO SECURITIES LENDING

AUTHORIZATION AGREEMENT

THIS AMENDMENT (“Amendment”) TO TAIWAN ADDENDUM TO SECURITIES LENDING AUTHORIZATION AGREEMENT (“Agreement”) is made effective as of the 28th day of October, 2025 (the “Effective Date”), by and between WisdomTree Trust (the “Trust”), on behalf of each of its series identified on Attachment 1 to the Agreement (defined below)(each a “Lender” and collectively, the “Lenders”) and The Bank of New York Mellon acting as lending agent for Lender (“Bank”).

WHEREAS, the Trust on behalf of each Lender and Bank have entered into that certain Taiwan Addendum to Securities Lending Authorization Agreement dated as of December 12, 2024 (as amended, modified or supplemented from time to time, the “Addendum”); and

WHEREAS, the Lender and the Bank desire to amend the Addendum in certain respects as hereinafter provided:

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.       From and after the Effective Date, the Appendix (Exhibit C to the Securities Lending Authorization Agreement) to the Addendum is hereby amended by deleting the existing Appendix in its entirety and replacing it with the new Appendix attached hereto as Appendix A.

2.       Except as expressly amended hereby, all of the provisions of the Addendum shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Addendum to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Addendum as amended by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON	WISDOMTREE TRUST, on behalf of each of its series identified in the Agreement, severally and not jointly

By: /s/ Maria Fox	By: /s/ Jonathan Steinberg
Name: Maria Fox	Name: Jonathan Steinberg
Title: Director	Title: President

October 28, 2025

By: /s/ Matthew Knoblock

Name: Matthew Knoblock

Title: Director

October 28, 2025

APPENDIX A

EXHIBIT C to
SECURITIES LENDING AUTHORIZATION AGREEMENT
dated October 18, 2024
by and between
Bank and Lender

Lender Details

Lender Account Structure / Entity Type: Standard FINI Account Structure

FINI account holder name:	FINI account number:	Sub-custodian local securities account number
WisdomTree Emerging Markets Efficient Core Fund	[Omitted]	[Omitted]
WisdomTree Artificial Intelligence and Innovation Fund	[Omitted]	[Omitted]
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	[Omitted]	[Omitted]
WisdomTree Emerging Markets High Dividend Fund	[Omitted]	[Omitted]
WisdomTree Emerging Markets Multifactor Fund	[Omitted]	[Omitted]
WisdomTree Emerging Markets Quality Dividend Growth Fund	[Omitted]	[Omitted]
WisdomTree Emerging Markets SmallCap Dividend Fund	[Omitted]	[Omitted]
WisdomTree Global ex-U.S. Quality Growth Fund (formerly, WisdomTree Global ex-U.S. Quality Dividend Growth Fund)[1]	[Omitted]	[Omitted]
WisdomTree Global High Dividend Fund	[Omitted]	[Omitted]

1 Effective on or about October 23, 2025, the Fund’s name will be changed from WisdomTree Global ex-U.S. Quality Dividend Growth Fund to WisdomTree Global ex-U.S. Quality Growth Fund.

WisdomTree Cybersecurity Fund	[Omitted]	[Omitted]
WisdomTree GeoAlpha Opportunities Fund	[Omitted]	[Omitted]
WisdomTree Global Defense Fund	[Omitted]	[Omitted]
WisdomTree Asia Defense Fund	[Omitted]	[Omitted]
WisdomTree True Developed International Fund (formerly, WisdomTree International LargeCap Dividend Fund)[2]	[Omitted]	[Omitted]
WisdomTree Quantum Computing Fund	[Omitted]	[Omitted]

Lender’s Tax Filing Agent details

Tax Filing Agent Name: Deloitte & Touche

Tax Filing Agent contact details:

Mary Lin / Alice Hsieh

Senior Manager / Manager | Tax & Legal

Deloitte & Touche

20F, Taipei Nan Shan Plaza, No. 100, Songren Rd., Xinyi Dist., Taipei 110016, Taiwan

T: + 886 (2) 2725–9988 #3972 / #3281

www.deloitte.com.tw

alichsieh@deloitte.com.tw

2 Effective on or about October 23, 2025, the Fund will change its name to WisdomTree True Developed International Fund and its index methodology will be updated to include as eligible investments companies listed in Taiwan as described in the Fund’s prospectus.